                                                                      EXHIBIT 99



                     Independent Accountants' Review Report


The Board of Directors and Shareholders
Venator Group, Inc.:

We have reviewed the accompanying condensed consolidated balance sheets of Venator Group, Inc. and subsidiaries as of May 5, 2001 and April 29, 2000, and the related condensed consolidated statements of operations, comprehensive income (loss) and cash flows for the thirteen week periods ended May 5, 2001 and April 29, 2000. These condensed consolidated financial statements are the responsibility of Venator Group, Inc. management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Venator Group, Inc. and subsidiaries as of February 3, 2001, and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated March 7, 2001, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of February 3, 2001, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.




/s/ KPMG LLP
New York, New York
May 17, 2001